EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in Registration Statement No. 033-57308, No. 033-59697, No. 333-36497, No. 333-61816 and No. 333-114534 of Ameron International Corporation on Form S-8 of our report dated January 14, 2005 related to the financial statements of TAMCO for the year ended November 30, 2004, appearing in this Annual Report on Form 10-K of Ameron International Corporation for the year ended November 30, 2006

/s/ Deloitte & Touche LLP
Los Angeles, California
February 5, 2007